                                                               EXHIBIT 99.(a)(3)


                         NOTICE OF GUARANTEED DELIVERY

                                       to

                         Tender Shares of Common Stock

                                       of

                            PrimeSource Corporation

           Pursuant to the Offer to Purchase dated September 11, 2001 of

                             FPF Acquisition Corp.

                     an indirect wholly-owned subsidiary of

                          Fuji Photo Film U.S.A., Inc.


   This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates for Shares (as defined below) are not immediately available,
(ii) if the procedure for book-entry transfer cannot be completed on a timely basis, or (iii) if time will not permit all required documents to reach American Stock Transfer & Trust Company (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See "The Offer--Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase.

                        The Depositary for the Offer is:

                    American Stock Transfer & Trust Company
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
                 By Mail:                              By Overnight Courier:                             By Hand:
              59 Maiden Lane                              59 Maiden Lane                              59 Maiden Lane
         New York, New York 10038                    New York, New York 10038                    New York, New York 10038
         Attn: Exchange Department                   Attn: Exchange Department                  Attn: Exchange Department

                                                    By Facsimile Transmission:
                                                 (For Eligible Institutions Only)
                                                          (718) 234-5001

                                                  Confirm Facsimile By Telephone:
                                                          (718) 921-8200
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   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR FACSIMILE
NUMBER OTHER THAN ONE SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO
THE DEPOSITARY.

   This Notice of Guaranteed Delivery to the Depositary is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantees must appear in the applicable space provided in the signature box on the Letter of Transmittal.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

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Ladies and Gentlemen:

   The undersigned hereby tenders to FPF Acquisition Corp., a Pennsylvania corporation and a wholly-owned subsidiary of Enovation Graphic Systems, Inc., a Delaware corporation, which is a wholly-owned subsidiary of Fuji Photo Film U.S.A., Inc., a New York corporation, which is an indirect wholly-owned subsidiary of Fuji Photo Film Co., Ltd., a Japanese corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 11, 2001 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share, of PrimeSource Corporation, a Pennsylvania corporation (the "Company"), including the associated rights to purchase shares issued pursuant to the Rights Agreement between the Company and American Stock Transfer & Trust Company, as Rights Agent, dated as of February 1, 2001, as amended (together, the "Shares"), set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Signature(s):
             -------------------------------------------------------------------

Name(s) of Record Holders:
                          ------------------------------------------------------

--------------------------------------------------------------------------------
                              Please Type or Print

Number of Shares:
                 ---------------------------------------------------------------

Certificate No(s). (if available):
                                  ----------------------------------------------


Dated:                          , 2001
      --------------------------


Address(es):
            --------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    Zip Code

--------------------------------------------------------------------------------
                            Area Code and Tel. No.(s)

Check box if Shares will be tendered by book-entry transfer: |_|

Account Number:
               -----------------------------------------------------------------


                                   GUARANTEE
                    (Not to be used for signature guarantee)


   The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days after the date hereof.


Name of Firm:
             -------------------------------------------------------------------

Address:
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    Zip Code

Area Code and Tel No.:
                      ----------------------------------------------------------

--------------------------------------------------------------------------------
                              Authorized Signature

Name:
     ---------------------------------------------------------------------------
                                  Please Print

Title:
      -------------------------------------------------------------------------

Dated:                                              , 2001
      ----------------------------------------------


NOTE: DO NOT SEND CERTIFICATE WITH THIS NOTICE OF GUARANTEED DELIVERY.
      CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.